UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2021

Modiv Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-40814	47-4156046
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

120 Newport Center Drive
Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 686-6348

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.001 par value per share	MDVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Raymond E. Wirta, Jeffrey Randolph and Joe F. Hanauer as Directors

On December 7, 2021, Raymond E. Wirta, Jeffrey Randolph and Joe F. Hanauer resigned as members of the Board of Directors (the “Board”) of Modiv Inc. (the “Company”) to allow for a refreshment of the Board to include members of diverse gender and community backgrounds. Mr. Wirta also resigned from his position as Chairman of the Board, Mr. Randolph resigned from his position as a member and Chairman of the Audit Committee of the Board and Mr. Hanauer resigned from his position as a member of the Audit Committee of the Board. The resignations by Messrs. Wirta, Randolph and Hanauer were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with Mr. Wirta’s resignation from his position as Chairman of the Board and Mr. Randolph’s resignation from his position as Chairman of the Audit Committee, the Board appointed Adam S. Markman, a current member of the Board, as Chairman of the Board and Chairman of the Audit Committee of the Board, and, given his increased duties as Chairman of the Board and Chairman of the Audit Committee, removed Mr. Markman from his position as a member of the Nominating and Corporate Governance Committee of the Board. Mr. Markman will receive an additional cash retainer of $2,500 per month, paid quarterly, for his service as Chairman of the Board. In addition, to fill one of the vacancies on the Audit Committee of the Board resulting from Mr. Randolph’s and Mr. Hanauer’s resignation, the Board appointed Curtis B. McWilliams, a current member of the Board, to serve on the Audit Committee of the Board.

Appointment of Asma Ishaq, Kimberly Smith and Connie Tirondola as Directors

To fill the vacancies on the Board resulting from Messrs. Wirta’s, Randolph’s and Hanauer’s resignations, on December 7, 2021, the Board, acting upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed each of Asma Ishaq, Kimberly Smith and Connie Tirondola to serve as directors on the Board until the Company’s 2022 annual meeting of stockholders and until their successors are duly elected and qualify. The Board has determined that each of Mses. Ishaq, Smith and Tirondola are independent under the applicable New York Stock Exchange (“NYSE”) rules. Ms. Ishaq has been appointed to serve on the Compensation Committee of the Board, Ms. Smith has been appointed to serve on the Nominating and Corporate Governance Committee of the Board, and Ms. Tirondola has been appointed to serve on the Audit Committee of the Board.

Ms. Asma Ishaq. Since January 2017, Ms. Ishaq has served as the Chief Executive Officer of Modere, a global, live clean lifestyle brand whose advanced science portfolio of beauty and personal care, health and wellness, and household products is currently sold in 43 international markets. She assumed this role one year after Modere acquired a product line she co-founded. Under her leadership, Modere is performing at record profitability, growth, and revenue. Under Ms. Ishaq’s leadership, Modere was recently named the top company on the Women Presidents' Organization and JP Morgan Chase's 14th annual 50 Fastest Growing Women-Owned/Led Companies of 2021 list, as well as elected to Newsweek’s 2021 list of the 100 Most Loved Workplaces. Prior to Modere, Ms. Ishaq co-founded Jusuru International, Inc., in 2009, which was subsequently acquired by Modere. Prior to her current ventures, Ms. Ishaq worked for Blackrock, Inc. Ms. Ishaq earned her B.A. in Psychology and Business from the University of California, Berkeley and received an M.B.A. with a dual concentration in Finance and Marketing from Rice University as a Ben F. Love scholar.

Ms. Kimberly Smith. From April 2014 to September 2018, Ms. Smith served in various senior legal roles for Prudential Financial, Inc., most recently as the Chief Legal Officer for Workplace Solutions and Prudential Retirement from April 2017 to September 2018 before retiring. Prior to Prudential, from November 2010 to February 2014, Ms. Smith served in various senior legal roles for Cole Real Estate Investments, Inc., a publicly-traded net-lease REIT and product sponsor, most recently as Executive Vice President and General Counsel. While at Cole, she played an integral role in the company’s internalization of its external manager and subsequent listing on the NYSE, as well as structured several mergers and advised on the development and distribution of multiple non-listed REIT offerings. Ms. Smith also served as General Counsel for World Group Securities, Inc. (merged into Transamerica Financial Advisors) from 2008 to 2010, Deputy General Counsel for ING Americas from 2004 to 2007, Chief Counsel for ING Americas from 2001 to 2003, and she was a Partner with Sutherland Asbill & Brennan LLP (now Eversheds Sutherland) in the Financial Services practice group from 1996 to 2001. Ms. Smith earned her B.A. in History from the College of William & Mary and received her J.D. from Harvard Law School.

Ms. Connie Tirondola. Since May 2020, Ms. Tirondola has served as Executive Vice President for Citco Fund Services, where she manages client relationships for real estate, infrastructure and timber/agriculture funds. From June 2017 to May 2020, Ms. Tirondola was a Managing Director, Global Account Leader for CBRE Accounting & Reporting Solutions where she oversaw the fund accounting and investment oversight process for outsourced relationships with large real estate asset managers. She also served as Managing Director, Head of Real Estate Fund Accounting in the U.S. for BlackRock Realty from June 2005 to June 2017, Vice President & Controller for Sentinel Real Estate Corporation from May 2004 to June 2005, Vice President & Controller for Olayan America Corporation from September 2002 to May 2004 and Senior Vice President, Investment Management for Prudential Financial Inc. from December 1984 to February 2002. Ms. Tirondola earned her B.A. in Accounting/Economics from Rutgers University and is a licensed Certified Public Accountant.

Mses. Ishaq, Smith and Tirondola will be entitled to standard compensation provided to non-employee independent directors, which will be paid on a pro-rated basis for the year ending December 31, 2021. In addition, Mses. Ishaq, Smith and Tirondola are each expected to enter into an indemnification agreement with the Company, the form of which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 2, 2021.

There are no arrangements or understandings between any of Mses. Ishaq, Smith or Tirondola, on one hand, and any other person on the other hand, pursuant to which any of Mses. Ishaq, Smith or Tirondola was selected as a director. There are no transactions in which Mses. Ishaq, Smith or Tirondola has an interest requiring disclosure under Item 404(a) of Regulation S-K.

As a California company with publicly listed preferred stock, the Company is pleased that it is in compliance with California Senate Bill 826 and Assembly Bill 979.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODIV INC. (Registrant)

By:	/s/ RAYMOND J. PACINI
	Name:	Raymond J. Pacini
	Title:	Chief Financial Officer

Date: December 8, 2021